Exhibit 10.4
CONSENT AND THIRTEENTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT
          THIS CONSENT AND THIRTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of September 19 , 2005, by and among Lenders, WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (“Agent”) and MIDWAY HOME ENTERTAINMENT INC., a Delaware corporation (“Midway”), MIDWAY AMUSEMENT GAMES, LLC, a Delaware limited liability company (“MAG”; Midway and MAG are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), MIDWAY GAMES INC., a Delaware corporation (“Parent”), MIDWAY GAMES WEST INC., a California corporation (“MGW”), MIDWAY INTERACTIVE INC., a Delaware corporation (“MI”), MIDWAY SALES COMPANY, LLC, a Delaware limited liability company (“MSC”), MIDWAY HOME STUDIOS INC., a Delaware corporation (“MHS”), SURREAL SOFTWARE INC., a Washington corporation (“Surreal”), MIDWAY STUDIOS – AUSTIN INC., a Texas corporation (“MSA”), MIDWAY STUDIOS – LOS ANGELES INC., a California corporation (“MSLA”) (“MSD”; Parent, MGW, MI, MSC, MHS, Surreal, MSA and MSLA, are referred to hereinafter each individually as a “U.S. Credit Party” and individually and collectively, jointly and severally, as the “U.S. Credit Parties”).
          WHEREAS, Borrowers, U.S. Credit Parties, Agent, and Lenders are parties to that certain Loan and Security Agreement dated as of March 3, 2004 (as amended, modified or supplemented from time to time, the “Loan Agreement”);
          WHEREAS, Borrowers have advised Agent and Lenders that Parent desires to issue $75,000,000 convertible senior notes (the “Note Issuance”) pursuant that certain Offering Memorandum, dated September 13, 2005, and attached hereto as Exhibit A (the “Offering Memorandum”) and that certain Indenture, dated September 19, 2005 and attached hereto as Exhibit B (the “Indenture”);
          WHEREAS, Borrowers and U.S. Credit Parties desire for Agent and Required Lenders to consent to Note Issuance as set forth herein; and
          WHEREAS, Borrowers, U.S. Credit Parties, Agent and Lenders have agreed to amend the Loan Agreement in certain respects, subject to the terms and conditions contained herein.
          NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.
          2. Consent. Subject to the satisfaction of the conditions set forth in Section 5 below, Agent and Required Lenders hereby consent to the Note Issuance in accordance with the terms of the Offering Memorandum and the Indenture. This is a limited consent and shall not be deemed to constitute a waiver of, or consent to, any other future breach of the Loan Agreement (as amended by this Amendment).
          3. Amendment to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Loan Agreement is amended as follows:
          (a) The following definition is added to Section 1.1 of the Loan Agreement, in its appropriate alphabetical order:
     “Junior Notes” means those certain six percent (6.00%) convertible senior notes in the principal amount of at $75,000,000, issued pursuant that certain Offering Memorandum dated as of September 13, 2005 and governed by that certain Indenture dated as of September 19, 2005 including the obligation to pay additional interest on the notes under the registration rights agreement described in the Offering Memorandum as in effect on September 19, 2005.
          (b) Section 7.1 of the Loan Agreement shall be amended by deleting the word “and” at the end of clause (j) thereof, amending clause (k) thereof so that it is now a reference to clause (l) thereof, and adding new clause (k) thereto, as follows:
          (j) Indebtedness consisting of the Junior Notes; and
          (c) Section 7.7(b) of the Loan Agreement shall be amended by replacing the reference to “or the Preferred Stock” with “, the Junior Notes or the Preferred Stock”
          (d) Section 7.10 of the Loan Agreement shall be amended and restated in its entirety as follows:
          7.10 Distributions
          Other than distributions or declaration and payment of dividends by UK Company, German Company, Japan Company, Australia Companies or a Company to any Company (other than Parent), make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of UK Company’s, German Company’s, Japan Company’s, Australia Companies or any Company’s Stock, of any class, whether now or hereafter outstanding; provided that UK Company, German Company, Japan Company, Australia Companies or any Company may make any distributions or declaration and payment of dividends to Parent to allow Parent to (a) immediately pay dividends on its Initial Preferred Stock at the stated rate applicable thereto in an amount not to exceed $525,000 per calendar quarter and on its Additional Preferred Stock at the stated rate applicable thereto in an amount not to exceed $190,000 in any calendar quarter, in each case so long as after giving effect thereto no Event of Default exists, (b) immediately redeem the Preferred Stock on a Redemption Date on or after March 15, 2006 pursuant to the terms thereof so long as prior to any such redemption, Parent exercises its option to convert the maximum amount of such Preferred Stock to common Stock (except that Parent shall not be obligated to exercise such right of conversion and may use such amount of cash as Parent elects in connection with such redemption so long as after giving effect to such redemption the sum of Qualified Cash plus Excess Availability exceeds $25,000,000), (c) immediately make regularly scheduled payments of interest on the Junior Notes, in each case so long as no Event of Default exists, (d) immediately pay when due taxes owing by Parent to any Governmental Authority and (e) maintain cash not to exceed $7,500,000 at any time for the purpose of paying ordinary course expenses (which expenses shall not include the obligations set forth in clauses (a), (b) and (c) of this proviso).
          (e) A new Section 8.15 is hereby added to the Loan Agreement to read as follows:
          8.15 Delisting. If the common Stock of the Parent or any Stock into which the Junior Notes are convertible is neither listed for trading on a U.S. national securities exchange nor quoted on the Nasdaq National Market.
          4. Ratification. This Amendment, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.
          5. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:
          (a) Each party hereto shall have executed and delivered this Amendment to Agent;
          (b) Companies shall have delivered to Agent such documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent, including, without limitation, a certified copy of each of the Offering Memorandum and Indenture;
          (c) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and
          (d) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

          6. Additional Affirmative Covenant. On or before October 31, 2005 Parent shall transfer all funds except for $7,500,000 in the Investment Account to a Securities Account at Wells Fargo Brokerage Services held by Midway.
          7. Miscellaneous.
          (a) Warranties and Absence of Defaults. In order to induce Agent to enter into this Amendment, each Company hereby warrants to Agent, as of the date hereof, that the representations and warranties of Companies contained in the Loan Agreement are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof).
          (b) Expenses. Companies, jointly and severally, agree to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Loan Agreement as amended hereby.
          (c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.
          (d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
          8. Release.
          (a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this

Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
          (b) Each Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
          (c) Each Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

MIDWAY HOME ENTERTAINMENT INC.,
a Delaware corporation

MIDWAY AMUSEMENT GAMES, LLC,
a Delaware limited liability company

MIDWAY GAMES INC.,
a Delaware corporation

MIDWAY GAMES WEST INC.,
a California corporation

MIDWAY INTERACTIVE INC.,
a Delaware corporation

MIDWAY SALES COMPANY, LLC,
a Delaware limited liability company

MIDWAY HOME STUDIOS INC.,
a Delaware corporation

SURREAL SOFTWARE INC.,
a Washington corporation

MIDWAY STUDIOS — AUSTIN INC.,
a Texas corporation

MIDWAY STUDIOS — LOS ANGELES INC.,
a California corporation

Each By	/s/ Thomas E. Powell

Title	EVP - Finance CFO & Treasurer

Signature page to Consent and Thirteenth Amendment to Loan and Security Agreement

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent, as UK Security
Trustee and as a Lender

By	/s/ John Leonard

Title	Vice President

Signature page to Consent and Thirteenth Amendment to Loan and Security Agreement

Exhibit A
Signature page to Consent and Thirteenth Amendment to Loan and Security Agreement

Exhibit B
Signature page to Consent and Thirteenth Amendment to Loan and Security Agreement